EXHIBIT 99.1

Weyland Tech Enters Into Strategic Licensing Agreement For Thailand Market

Hong Kong, September 6, 2016 -- Weyland Tech Inc. (OTCQB: WEYL) ("Weyland Tech" or the "Company"), a provider of mobile business applications announces that it has signed a strategic licensing agreement with BGT Corporation Public Company Limited. (“BGT"), for the Thai market.

BGT, owns the rights to Body Glove, founded in 1953, in Redondo Beach, California. BGT distributes men’s & women’s sport and casual wears and wetsuits in Thailand and ASEAN countries such as Myanmar, Vietnam, Laos, Cambodia and the Philippines. The company has 149 company owned locations in Thailand alone and was listed on the Thailand Stock Exchange in 2007. Body Glove Thailand’s website is: http://www.bodyglove.co.th/. BGT, in 2013, established BGT Technology in order to distribute electronic devices and other related accessories under trademarks of Wolfeye, Moontech and Boost.

BGT Technology intends to utilize the Weyland Tech CreateApp platform for BGT’s m-Commerce app as well as provide a ‘branded app’ to other industries in Thailand.

Mr. Dickson Goh, CEO of BGT, commented that “as of December 2015, according to the Thailand Telecom Industry Database, Thailand had 83 million mobile subscribers, 5.4 million fixed-line telephone customers and 39.4 million internet users. Thailand is ASEAN’s second largest smartphone market. With 60,000 mobile developers, Thailand’s mobile app market is ranked third in Southeast Asia, after Indonesia and Vietnam. Thailand and its neighboring countries still lack of application platform like Createapp Technology that we are going to implement. Thus, our company is confident that CreateApp Platform will be successful business in the next 2-3 years. Thailand has 2.8 million SMBs. Those SMBs and start-ups still need application platform to grow their business and increase revenue."

About Weyland Tech Inc.

Weyland Tech's CreateApp platform is focused on the Asia markets. Our CreateApp platform is offered in 12 languages and enables small-medium-sized businesses ("SMB's") to create a mobile application ("APP") without the need of technical knowledge and background.

SMB's can increase sales, reach more customers and promote their products and services via a simple easy to build mobile APPs in an affordable and cost-effective manner.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:

info@weyland-tech.com